UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): _____May 13, 2016______

BRIDGELINE DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33567	52-2263942
(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 376-5555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2016, Bridgeline Digital, Inc. (the “Company” or “Bridgeline”) appointed Mr. Roger “Ari” Kahn as President and Chief Executive Officer, effective May 10, 2016.

On August 24, 2015, Mr. Kahn joined the Company as Chief Operating Officer. On December 1, 2015, Mr. Kahn and Mr. Michael D. Prinn were named Co-Interim Chief Executive Officers and Presidents and assumed the responsibilities of the Office of the Chief Executive Officer and President. Mr. Kahn will no longer hold the title Chief Operating Officer and Mr. Prinn shall continue in his role as Chief Financial Officer of the Company.

In connection with Mr. Kahn’s appointment as the Company’s President and Chief Executive Officer, Mr. Kahn entered into a first amendment of his employment agreement (the “First Amendment”) which extended the term of his employment through September 30, 2017. The First Amendment modifies the definition of “change of control”. The First Amendment does not change Mr. Kahn’s annual base salary or the ability to earn a quarterly incentive bonus.

Prior to joining the Company, Mr. Kahn was the co-founder of FatWire, a privately held, leading content management and digital engagement company. As the General Manager and Chief Technology Officer of FatWire, Mr. Kahn built FatWire into a global corporation. FatWire was acquired by Oracle in 2011. Mr. Kahn received his Ph.D. in Computer Science and Artificial Intelligence from the University of Chicago.

There is no arrangement or understanding between Mr. Kahn and any other person pursuant to which Mr. Kahn was selected as an officer. There are no family relationships among any of our directors or executive officers.

In February 2016, Mr. Kahn made a loan to the Company and in exchange, the Company issued an interest bearing term note in the principal amount of $100,000 to Mr. Kahn with a maturity date of March 1, 2017. Interest under such note accrues at a rate of 8% per annum. Mr. Kahn is a shareholder of the Company and beneficially owns 3.4% of Bridgeline Common Stock. Otherwise, Mr. Kahn has not had any other interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On May 12, 2016, the Company issued a press release announcing Mr. Kahn’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, Roger “Ari” Kahn, dated May 10, 2016

99.1	Press release issued by Bridgeline Digital, Inc., dated May 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/Michael D. Prinn
Michael D. Prinn Executive Vice President and Chief Financial Officer

Date: May 13, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, Roger “Ari” Kahn, dated May 10, 2016

99.1	Press release issued by Bridgeline Digital, Inc., dated May 12, 2016